UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):
May 22, 2014

ANNALY CAPITAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 22, 2014, Annaly Capital Management, Inc. (“Company”) held its Annual Meeting in New York, New York for the purpose of: (i) electing three Class III directors to serve on the Board of Directors (the “Board”) until the 2017 Annual Meeting of Stockholders; (ii) recommending, by a non-binding advisory vote, the Company’s executive compensation; and (iii) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The total number of shares of common stock entitled to vote at the Annual Meeting was 947,488,945, of which 805,282,683 shares, or 84.99%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of three Class III directors to serve on the Board until the 2017 Annual Meeting of Stockholders.

Director	For	Against	Abstentions	Broker Non-Votes
Jonathan D. Green	400,381,937	17,655,107	3,531,486	383,714,153
John H. Schaefer	402,613,425	13,383,032	5,572,073	383,714,153
Francine J. Bovich	408,253,159	9,817,878	3,497,493	383,714,153

Based on the foregoing votes, Jonathan D. Green, John H. Schaefer and Francine J. Bovich were elected as Class III directors to serve on the Board until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified.  The Company’s Class I directors, who serve until the 2015 Annual Meeting of Stockholders, are Wellington J. Denahan, Michael Haylon and Donnell A. Segalas. The Company’s Class II directors, who serve until the 2016 Annual Meeting of Stockholders, are Kevin P. Brady, E. Wayne Nordberg and Kevin G. Keyes.

Proposal 2.  A vote on a non-binding advisory resolution on the Company’s executive compensation.

For	Against	Abstentions	Broker Non-Votes
339,178,291	34,571,339	47,818,900	383,714,153

Proposal 3.  Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2014 fiscal year.

For	Against	Abstentions
783,228,177	16,513,894	5,540,612

Further information regarding these proposals is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2014.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Chief Financial Officer

Date: May 22, 2014